Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-194855 on Form S-1 of our report dated August 29, 2013, relating to the consolidated financial statements and financial statement schedule of Biomet, Inc. and subsidiaries for the year ended May 31, 2013 appearing in the Current Report on Form 8-K of Biomet, Inc., filed on April 11, 2014, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

April 11, 2014